EXHIBIT 99.1

Brookline Bancorp Announces Second Quarter Results

Net Income of $22.0 million, EPS of $0.25

Quarterly Dividend of $0.135

BOSTON, July 23, 2025 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $22.0 million, or $0.25 per basic and diluted share, for the second quarter of 2025, compared to net income of $19.1 million, or $0.21 per basic and diluted share, for the first quarter of 2025, and $16.4 million, or $0.18 per basic and diluted share, for the second quarter of 2024. The Company reported operating earnings after tax (non-GAAP) of $22.4 million, or $0.25 per basic and diluted share, for the second quarter of 2025, compared to operating earnings after tax (non-GAAP) of $20.0 million, or $0.22 per basic and diluted share, for the first quarter of 2025, and $17.0 million, or $0.19 per basic and diluted share, for the second quarter of 2024.

Commenting on the second quarter’s performance, Mr. Perrault stated, “We are pleased to report solid earnings for the second quarter of the year led by growth in our C&I portfolio and deposits. Our dedicated team of bankers continue to provide exceptional service to the communities we serve. As a result of these efforts, our net interest margin expanded again this quarter despite intentional contraction in our commercial real estate portfolio."

BALANCE SHEET

Total assets at June 30, 2025 were $11.6 billion, representing an increase of $48.9 million from $11.5 billion at March 31, 2025, primarily driven by an increase in cash and cash equivalents partially offset by a reduction of loans and leases. Total assets decreased $66.5 million from June 30, 2024.

At June 30, 2025, total loans and leases were $9.6 billion, representing a decrease of $60.3 million from March 31, 2025, and a decrease of $138.8 million from June 30, 2024.

Total investment securities at June 30, 2025 decreased $15.7 million to $866.7 million from $882.4 million at March 31, 2025, and increased $10.3 million from $856.4 million at June 30, 2024. Total cash and cash equivalents at June 30, 2025 increased $149.2 million to $506.7 million from $357.5 million at March 31, 2025, and increased $163.6 million from $343.1 million at June 30, 2024. As of June 30, 2025, total investment securities and total cash and cash equivalents represented 11.9 percent of total assets, compared to 10.8 percent and 10.3 percent as of March 31, 2025 and June 30, 2024, respectively.

Total deposits at June 30, 2025 increased $49.8 million to $9.0 billion from March 31, 2025, primarily driven by an increase of $58.3 million in customer deposits partially offset by a decline of $8.5 million in brokered deposits. Total deposits increased $224.2 million from $8.7 billion at June 30, 2024, primarily driven by an increase of $391.2 million in customer deposits partially offset by a decline of $167.0 million in brokered deposits.

Total borrowed funds at June 30, 2025 remained flat at $1.2 billion compared to March 31, 2025, and decreased $274.4 million from $1.4 billion at June 30, 2024.

The ratio of stockholders’ equity to total assets was 10.84 percent at June 30, 2025, as compared to 10.77 percent at March 31, 2025, and 10.30 percent at June 30, 2024. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 8.82 percent at June 30, 2025, as compared to 8.73 percent at March 31, 2025, and 8.23 percent at June 30, 2024. Tangible book value per common share (non-GAAP) increased $0.17 from $11.03 at March 31, 2025 to $11.20 at June 30, 2025, and increased $0.67 from $10.53 at June 30, 2024.

NET INTEREST INCOME

Net interest income increased $2.9 million to $88.7 million during the second quarter of 2025 from $85.8 million for the quarter ended March 31, 2025. The net interest margin increased 10 basis points to 3.32 percent for the three months ended June 30, 2025 from 3.22 percent for the three months ended March 31, 2025, primarily driven by lower funding costs and higher yields on loans and leases.

NON-INTEREST INCOME

Total non-interest income for the quarter ended June 30, 2025 increased $0.3 million to $6.0 million from $5.7 million for the quarter ended March 31, 2025. The increase was primarily driven by an increase of $0.2 million in gain on sales of loans and leases.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $7.0 million for the quarter ended June 30, 2025, compared to $6.0 million for the quarter ended March 31, 2025. The increase in provision was driven by a combination of continued stress in the Boston office sector as well as additional specific reserves on two large Eastern Funding credits.

Total net charge-offs for the second quarter of 2025 were $5.1 million, compared to $7.6 million in the first quarter of 2025. The $5.1 million in net charge-offs was driven by two commercial real estate loans that were sold during the quarter resulting in a combined $3.5 million in net charge-offs. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis decreased to 21 basis points for the second quarter of 2025 from 31 basis points for the first quarter of 2025.

The allowance for loan and lease losses represented 1.32 percent of total loans and leases at June 30, 2025, compared to 1.29 percent at March 31, 2025, and 1.25 percent at June 30, 2024.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.65 percent at June 30, 2025, flat compared to March 31, 2025. Total nonaccrual loans and leases decreased $0.8 million to $62.3 million at June 30, 2025 from $63.1 million at March 31, 2025, driven by the sale of two commercial real estate loans. The ratio of nonperforming assets to total assets was 0.55 percent at June 30, 2025, a decrease from 0.56 percent at March 31, 2025. Total nonperforming assets decreased $0.4 million to $63.6 million at June 30, 2025 from $64.0 million at March 31, 2025.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended June 30, 2025 decreased $1.9 million to $58.1 million from $60.0 million for the quarter ended March 31, 2025. The decrease was primarily driven by decreases of $0.7 million in compensation and employee benefits expense, $0.5 million in merger and acquisition expense related to the previously announced proposed merger of the Company with Berkshire Hills Bancorp, Inc. ("Berkshire"), and $0.4 million in occupancy expense, partially offset by an increase of $0.5 million in advertising and marketing expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 25.6 percent and 25.3 percent for the three and six months ended June 30, 2025 compared to 25.0 percent for the three months ended March 31, 2025 and 24.4 percent and 24.5 percent for the three and six months ended June 30, 2024.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets increased to 0.77 percent during the second quarter 2025 from 0.66 percent for the first quarter of 2025.

The annualized return on average stockholders' equity increased to 7.04 percent during the second quarter of 2025 from 6.19 percent for the first quarter of 2025. The annualized return on average tangible stockholders’ equity (non-GAAP) increased to 8.85 percent for the second quarter of 2025 from 7.82 percent for the first quarter of 2025.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.135 per share for the quarter ended June 30, 2025. The dividend will be paid on August 22, 2025 to stockholders of record on August 8, 2025.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Time on Thursday, July 24, 2025 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website, www.brooklinebancorp.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://events.q4inc.com/attendee/149362707. To listen to the call without access to the slides, interested parties may dial 833-470-1428 (United States) or 404-975-4839 (internationally) and ask for the Brookline Bancorp, Inc. conference call (Access Code 673409). A recorded playback of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 866-813-9403 (United States) or 929-458-6194 (internationally) and entering the passcode: 916742.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $11.6 billion in assets and branch locations in Massachusetts, Rhode Island, and the Lower Hudson Valley of New York State, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and PCSB Bank (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England and the Lower Hudson Valley of New York State. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com and www.pcsb.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of the Company or Berkshire to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against Berkshire or Company; delays in completing the proposed transaction with Berkshire; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction), or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all, including the ability of Berkshire and the Company to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the impact of certain restrictions during the pendency of the proposed transaction on the parties’ ability to pursue certain business opportunities and strategic transactions; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; changes in interest rates; general economic conditions (including the impact of actual or threatened tariffs imposed by the U.S. and foreign governments, inflation, and concerns about liquidity) on a national basis or in the local markets in which the Company operates; ongoing turbulence in the capital and debt markets; competitive pressures from other financial institutions; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in the value of securities and other assets in the Company’s investment portfolio; increases in loan and lease default and charge-off rates; the adequacy of allowances for loan and lease losses; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics; changes in regulation; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and changes in assumptions used in making such forward-looking statements. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings after tax, operating earnings per common share, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:

Contact:	Carl M. Carlson
Brookline Bancorp, Inc.
Co-President and Chief Financial and Strategy Officer
(617) 425-5331
carl.carlson@brkl.com

BROOKLINE BANCORP, INC AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)
	At and for the Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(Dollars in Thousands Except per Share Data)
Earnings Data:
Net interest income	$88,685	$85,830	$84,988	$83,008	$80,001
Provision for credit losses on loans	6,997	5,974	4,141	4,832	5,607
Provision (recovery) of credit losses on investments	3	12	(104)	(172)	(39)
Non-interest income	5,970	5,660	6,587	6,348	6,396
Non-interest expense	58,061	60,022	63,719	57,948	59,184
Income before provision for income taxes	29,594	25,482	23,819	26,748	21,645
Net income	22,026	19,100	17,536	20,142	16,372

Performance Ratios:
Net interest margin (1)	3.32%	3.22%	3.12%	3.07%	3.00%
Interest-rate spread (1)	2.57%	2.38%	2.35%	2.26%	2.14%
Return on average assets (annualized)	0.77%	0.66%	0.61%	0.70%	0.57%
Return on average tangible assets (annualized) (non-GAAP)	0.79%	0.68%	0.62%	0.72%	0.59%
Return on average stockholders' equity (annualized)	7.04%	6.19%	5.69%	6.63%	5.49%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	8.85%	7.82%	7.21%	8.44%	7.04%
Efficiency ratio (2)	61.34%	65.60%	69.58%	64.85%	68.50%

Per Common Share Data:
Net income — Basic	$0.25	$0.21	$0.20	$0.23	$0.18
Net income — Diluted	0.25	0.21	0.20	0.23	0.18
Cash dividends declared	0.135	0.135	0.135	0.135	0.135
Book value per share (end of period)	14.08	13.92	13.71	13.81	13.48
Tangible book value per share (end of period) (non-GAAP)	11.20	11.03	10.81	10.89	10.53
Stock price (end of period)	10.55	10.90	11.80	10.09	8.35

Balance Sheet:
Total assets	$11,568,745	$11,519,869	$11,905,326	$11,676,721	$11,635,292
Total loans and leases	9,582,374	9,642,722	9,779,288	9,755,236	9,721,137
Total deposits	8,961,202	8,911,452	8,901,644	8,732,271	8,737,036
Total stockholders’ equity	1,254,171	1,240,182	1,221,939	1,230,362	1,198,480

Asset Quality:
Nonperforming assets	$63,596	$64,021	$70,452	$72,821	$62,683
Nonperforming assets as a percentage of total assets	0.55%	0.56%	0.59%	0.62%	0.54%
Allowance for loan and lease losses	$126,725	$124,145	$125,083	$127,316	$121,750
Allowance for loan and lease losses as a percentage of total loans and leases	1.32%	1.29%	1.28%	1.31%	1.25%
Net loan and lease charge-offs	$5,127	$7,597	$7,252	$3,808	$8,387
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.21%	0.31%	0.30%	0.16%	0.35%

Capital Ratios:
Stockholders’ equity to total assets	10.84%	10.77%	10.26%	10.54%	10.30%
Tangible stockholders’ equity to tangible assets (non-GAAP)	8.82%	8.73%	8.27%	8.50%	8.23%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$87,386	$78,741	$64,673	$82,168	$60,067
Short-term investments	419,362	278,805	478,997	325,721	283,017
Total cash and cash equivalents	506,748	357,546	543,670	407,889	343,084
Investment securities available-for-sale	866,684	882,353	895,034	855,391	856,439
Total investment securities	866,684	882,353	895,034	855,391	856,439
Allowance for investment security losses	(97)	(94)	(82)	(186)	(359)
Net investment securities	866,587	882,259	894,952	855,205	856,080
Loans and leases:
Commercial real estate loans	5,485,546	5,580,982	5,716,114	5,779,290	5,782,111
Commercial loans and leases	2,520,347	2,512,912	2,506,664	2,453,038	2,443,530
Consumer loans	1,576,481	1,548,828	1,556,510	1,522,908	1,495,496
Total loans and leases	9,582,374	9,642,722	9,779,288	9,755,236	9,721,137
Allowance for loan and lease losses	(126,725)	(124,145)	(125,083)	(127,316)	(121,750)
Net loans and leases	9,455,649	9,518,577	9,654,205	9,627,920	9,599,387
Restricted equity securities	66,481	67,537	83,155	82,675	78,963
Premises and equipment, net of accumulated depreciation	83,963	84,439	86,781	86,925	88,378
Right-of-use asset operating leases	42,415	44,144	43,527	41,934	35,691
Deferred tax asset	52,325	52,176	56,620	50,827	60,032
Goodwill	241,222	241,222	241,222	241,222	241,222
Identified intangible assets, net of accumulated amortization	14,600	16,030	17,461	19,162	20,830
Other real estate owned and repossessed assets	1,288	917	1,103	1,579	1,974
Other assets	237,467	255,022	282,630	261,383	309,651
Total assets	$11,568,745	$11,519,869	$11,905,326	$11,676,721	$11,635,292
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$1,726,933	$1,664,629	$1,692,394	$1,681,858	$1,638,378
NOW accounts	650,707	625,492	617,246	637,374	647,370
Savings accounts	1,795,761	1,793,852	1,721,247	1,736,989	1,735,857
Money market accounts	2,153,709	2,183,855	2,116,360	2,041,185	2,073,557
Certificate of deposit accounts	1,877,661	1,878,665	1,885,444	1,819,353	1,718,414
Brokered deposit accounts	756,431	764,959	868,953	815,512	923,460
Total deposits	8,961,202	8,911,452	8,901,644	8,732,271	8,737,036
Borrowed funds:
Advances from the FHLB	934,669	957,848	1,355,926	1,345,003	1,265,079
Subordinated debentures and notes	84,397	84,362	84,328	84,293	84,258
Other borrowed funds	135,985	113,617	79,592	68,251	80,125
Total borrowed funds	1,155,051	1,155,827	1,519,846	1,497,547	1,429,462
Operating lease liabilities	43,528	45,330	44,785	43,266	37,102
Mortgagors’ escrow accounts	15,289	15,264	15,875	14,456	17,117
Reserve for unfunded credits	4,586	5,296	5,981	6,859	11,400
Accrued expenses and other liabilities	134,918	146,518	195,256	151,960	204,695
Total liabilities	10,314,574	10,279,687	10,683,387	10,446,359	10,436,812
Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 96,998,075 shares issued, 96,998,075 shares issued, 96,998,075 shares issued, 96,998,075 shares issued, and 96,998,075 shares issued, respectively	970	970	970	970	970
Additional paid-in capital	904,697	903,696	902,584	901,562	904,775
Retained earnings	475,781	465,898	458,943	453,555	445,560
Accumulated other comprehensive income	(39,378)	(42,498)	(52,882)	(38,081)	(61,693)
Treasury stock, at cost;
7,039,136, 7,037,610, 7,019,384, 7,015,843, and 7,373,009 shares, respectively	(87,899)	(87,884)	(87,676)	(87,644)	(91,132)
Total stockholders' equity	1,254,171	1,240,182	1,221,939	1,230,362	1,198,480
Total liabilities and stockholders' equity	$11,568,745	$11,519,869	$11,905,326	$11,676,721	$11,635,292

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$143,933	$143,309	$147,436	$149,643	$145,585
Debt securities	6,691	6,765	6,421	6,473	6,480
Restricted equity securities	1,062	1,203	1,460	1,458	1,376
Short-term investments	2,386	2,451	2,830	1,986	1,914
Total interest and dividend income	154,072	153,728	158,147	159,560	155,355
Interest expense:
Deposits	52,682	53,478	56,562	59,796	59,721
Borrowed funds	12,705	14,420	16,597	16,756	15,633
Total interest expense	65,387	67,898	73,159	76,552	75,354
Net interest income	88,685	85,830	84,988	83,008	80,001
Provision for credit losses on loans	6,997	5,974	4,141	4,832	5,607
Provision (recovery) of credit losses on investments	3	12	(104)	(172)	(39)
Net interest income after provision for credit losses	81,685	79,844	80,951	78,348	74,433
Non-interest income:
Deposit fees	2,472	2,361	2,297	2,353	3,001
Loan fees	472	393	439	464	702
Loan level derivative income (loss)	(4)	70	1,115	—	106
Gain on sales of loans and leases held-for-sale	264	24	406	415	130
Other	2,766	2,812	2,330	3,116	2,457
Total non-interest income	5,970	5,660	6,587	6,348	6,396
Non-interest expense:
Compensation and employee benefits	35,147	35,853	37,202	35,130	34,762
Occupancy	5,349	5,721	5,393	5,343	5,551
Equipment and data processing	6,841	7,012	6,780	6,831	6,732
Professional services	1,471	1,726	1,345	2,143	1,745
FDIC insurance	1,880	2,037	2,017	2,118	2,025
Advertising and marketing	1,371	868	1,303	859	1,504
Amortization of identified intangible assets	1,431	1,430	1,701	1,668	1,669
Merger and restructuring expense	439	971	3,378	—	823
Other	4,132	4,404	4,600	3,856	4,373
Total non-interest expense	58,061	60,022	63,719	57,948	59,184
Income before provision for income taxes	29,594	25,482	23,819	26,748	21,645
Provision for income taxes	7,568	6,382	6,283	6,606	5,273
Net income	$22,026	$19,100	$17,536	$20,142	$16,372
Earnings per common share:
Basic	$0.25	$0.21	$0.20	$0.23	$0.18
Diluted	$0.25	$0.21	$0.20	$0.23	$0.18
Weighted average common shares outstanding during the period:
Basic	89,104,605	89,103,510	89,098,443	89,033,463	88,904,692
Diluted	89,612,781	89,567,747	89,483,964	89,319,611	89,222,315
Dividends paid per common share	$0.135	$0.135	$0.135	$0.135	$0.135

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Six Months Ended June 30,
	2025	2024
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$287,242	$290,850
Debt securities	13,456	13,358
Restricted equity securities	2,265	2,868
Short-term investments	4,837	3,738
Total interest and dividend income	307,800	310,814
Interest expense:
Deposits	106,160	116,605
Borrowed funds	27,125	32,620
Total interest expense	133,285	149,225
Net interest income	174,515	161,589
Provision for credit losses on loans	12,971	13,030
Provision (credit) for credit losses on investments	15	(83)
Net interest income after provision for credit losses	161,529	148,642
Non-interest income:
Deposit Fees	4,833	5,898
Loan Fees	865	1,491
Loan level derivative income, net	66	543
Gain on sales of loans and leases held-for-sale	288	130
Other	5,578	4,618
Total non-interest income	11,630	12,680
Non-interest expense:
Compensation and employee benefits	71,000	71,391
Occupancy	11,070	11,320
Equipment and data processing	13,853	13,763
Professional services	3,197	3,645
FDIC insurance	3,917	3,909
Advertising and marketing	2,239	3,078
Amortization of identified intangible assets	2,861	3,377
Merger and restructuring expense	1,410	823
Other	8,536	8,892
Total non-interest expense	118,083	120,198
Income before provision for income taxes	55,076	41,124
Provision for income taxes	13,950	10,087
Net income	$41,126	$31,037
Earnings per common share:
Basic	$0.46	$0.35
Diluted	$0.46	$0.35
Weighted average common shares outstanding during the period:
Basic	89,104,060	88,899,635
Diluted	89,590,267	89,201,912
Dividends paid per common share	$0.270	$0.270

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$987	$10,842	$11,525	$11,595	$11,659
Multi-family mortgage	1,433	6,576	6,596	1,751	—
Total commercial real estate loans	2,420	17,418	18,121	13,346	11,659

Commercial	8,687	7,415	14,676	15,734	16,636
Equipment financing	46,067	32,975	31,509	37,223	27,128
Total commercial loans and leases	54,754	40,390	46,185	52,957	43,764

Residential mortgage	3,572	3,962	3,999	3,862	4,495
Home equity	1,561	1,333	1,043	1,076	790
Other consumer	1	1	1	1	1
Total consumer loans	5,134	5,296	5,043	4,939	5,286

Total nonaccrual loans and leases	62,308	63,104	69,349	71,242	60,709

Other real estate owned	700	700	700	780	780
Other repossessed assets	588	217	403	799	1,194
Total nonperforming assets	$63,596	$64,021	$70,452	$72,821	$62,683

Loans and leases past due greater than 90 days and still accruing	$24,899	$3,009	$811	$16,091	$4,994

Nonperforming loans and leases as a percentage of total loans and leases	0.65%	0.65%	0.71%	0.73%	0.62%
Nonperforming assets as a percentage of total assets	0.55%	0.56%	0.59%	0.62%	0.54%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$124,145	$125,083	$127,316	$121,750	$120,124
Charge-offs	(5,601)	(9,073)	(8,414)	(4,183)	(8,823)
Recoveries	474	1,476	1,162	375	436
Net charge-offs	(5,127)	(7,597)	(7,252)	(3,808)	(8,387)
Provision for loan and lease losses excluding unfunded commitments *	7,707	6,659	5,019	9,374	10,013
Allowance for loan and lease losses at end of period	$126,725	$124,145	$125,083	$127,316	$121,750

Allowance for loan and lease losses as a percentage of total loans and leases	1.32%	1.29%	1.28%	1.31%	1.25%

NET CHARGE-OFFS:
Commercial real estate loans	$3,524	$—	$—	$—	$3,819
Commercial loans and leases	1,640	7,647	7,257	3,797	4,571
Consumer loans	(37)	(50)	(5)	11	(3)
Total net charge-offs	$5,127	$7,597	$7,252	$3,808	$8,387

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.21%	0.31%	0.30%	0.16%	0.35%

*Provision for loan and lease losses does not include (credit) provision of $(0.7 million), $(0.7 million), $(0.9 million), $(4.5 million), and $(4.4 million) for credit losses on unfunded commitments during the three months ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024, respectively.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$874,212	$6,752	3.09%	$888,913	$6,814	3.07%	$846,469	$6,510	3.08%
Restricted equity securities (2)	65,724	1,062	6.46%	69,784	1,204	6.90%	71,696	1,375	7.67%
Short-term investments	215,982	2,386	4.42%	202,953	2,451	4.83%	143,800	1,914	5.33%
Total investments	1,155,918	10,200	3.53%	1,161,650	10,469	3.60%	1,061,965	9,799	3.69%
Loans and Leases:
Commercial real estate loans (3)	5,533,208	77,136	5.51%	5,651,390	77,243	5.47%	5,754,901	81,565	5.61%
Commercial loans (3)	1,286,908	20,757	6.38%	1,237,078	19,698	6.37%	1,069,154	17,672	6.54%
Equipment financing (3)	1,240,128	25,069	8.09%	1,281,425	25,965	8.11%	1,374,217	26,255	7.64%
Consumer loans (3)	1,556,254	21,437	5.51%	1,548,973	20,861	5.41%	1,488,587	20,291	5.46%
Total loans and leases	9,616,498	144,399	6.01%	9,718,866	143,767	5.92%	9,686,859	145,783	6.02%
Total interest-earning assets	10,772,416	154,599	5.74%	10,880,516	154,236	5.67%	10,748,824	155,582	5.79%
Non-interest-earning assets	630,518			662,814			704,570
Total assets	$11,402,934			$11,543,330			$11,453,394

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$637,786	1,034	0.65%	$628,346	1,005	0.65%	$659,351	1,111	0.68%
Savings accounts	1,780,838	10,692	2.41%	1,743,688	10,173	2.37%	1,731,388	11,874	2.76%
Money market accounts	2,189,373	13,990	2.56%	2,187,581	13,587	2.52%	2,026,780	15,520	3.08%
Certificates of deposit	1,879,749	18,437	3.93%	1,886,386	19,593	4.21%	1,699,510	18,717	4.43%
Brokered deposit accounts	748,205	8,529	4.57%	767,275	9,120	4.82%	958,146	12,499	5.25%
Total interest-bearing deposits	7,235,951	52,682	2.92%	7,213,276	53,478	3.01%	7,075,175	59,721	3.39%
Borrowings
Advances from the FHLB	904,399	10,422	4.56%	1,007,508	11,847	4.70%	1,049,609	12,894	4.86%
Subordinated debentures and notes	84,380	1,718	8.14%	84,345	1,701	8.07%	84,241	1,375	6.53%
Other borrowed funds	46,086	565	4.93%	71,462	872	4.95%	103,753	1,364	5.29%
Total borrowings	1,034,865	12,705	4.86%	1,163,315	14,420	4.96%	1,237,603	15,633	5.00%
Total interest-bearing liabilities	8,270,816	65,387	3.17%	8,376,591	67,898	3.29%	8,312,778	75,354	3.65%
Non-interest-bearing liabilities:
Demand checking accounts	1,654,594			1,680,527			1,646,869
Other non-interest-bearing liabilities	225,469			251,011			300,362
Total liabilities	10,150,879			10,308,129			10,260,009
Stockholders’ equity	1,252,055			1,235,201			1,193,385
Total liabilities and equity	$11,402,934			$11,543,330			$11,453,394
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		89,212	2.57%		86,338	2.38%		80,228	2.14%
Less adjustment of tax-exempt income		527			508			227
Net interest income		$88,685			$85,830			$80,001
Net interest margin (5)			3.32%			3.22%			3.00%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Six Months Ended
	June 30, 2025			June 30, 2024
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$881,522	$13,566	3.08%	$869,848	$13,437	3.09%
Restricted equity securities (2)	67,743	2,266	6.69%	74,015	2,868	7.75%
Short-term investments	209,503	4,837	4.62%	137,284	3,738	5.45%
Total investments	1,158,768	20,669	3.57%	1,081,147	20,043	3.71%
Loans and Leases:
Commercial real estate loans (3)	5,591,973	154,379	5.49%	5,758,318	162,614	5.59%
Commercial loans (3)	1,262,130	40,455	6.38%	1,047,810	35,179	6.64%
Equipment financing (3)	1,260,663	51,034	8.10%	1,374,322	53,150	7.73%
Consumer loans (3)	1,552,633	42,298	5.46%	1,485,702	40,269	5.43%
Total loans and leases	9,667,399	288,166	5.96%	9,666,152	291,212	6.03%
Total interest-earning assets	10,826,167	308,835	5.71%	10,747,299	311,255	5.79%
Non-interest-earning assets	646,577			684,343
Total assets	$11,472,744			$11,431,642

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$633,092	2,039	0.65%	$665,632	2,372	0.72%
Savings accounts	1,762,366	20,865	2.39%	1,712,804	23,226	2.73%
Money market accounts	2,188,482	27,577	2.54%	2,051,542	31,474	3.09%
Certificates of deposit	1,883,049	38,030	4.07%	1,661,814	35,389	4.28%
Brokered deposit accounts	757,687	17,649	4.70%	927,465	24,144	5.23%
Total interest-bearing deposits	7,224,676	106,160	2.96%	7,019,257	116,605	3.34%
Borrowings
Advances from the FHLB	955,669	22,269	4.63%	1,107,071	27,527	4.92%
Subordinated debentures and notes	84,363	3,419	8.11%	84,223	2,752	6.54%
Other borrowed funds	58,704	1,437	4.94%	98,406	2,341	4.78%
Total borrowings	1,098,736	27,125	4.91%	1,289,700	32,620	5.00%
Total interest-bearing liabilities	8,323,412	133,285	3.23%	8,308,957	149,225	3.61%
Non-interest-bearing liabilities:
Demand checking accounts	1,667,489			1,635,690
Other non-interest-bearing liabilities	238,169			289,351
Total liabilities	10,229,070			10,233,998
Stockholders’ equity	1,243,674			1,197,644
Total liabilities and equity	$11,472,744			$11,431,642
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		175,550	2.48%		162,030	2.18%
Less adjustment of tax-exempt income		1,035			441
Net interest income		$174,515			$161,589
Net interest margin (5)			3.27%			3.03%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
	At and for the Three Months Ended March 31,		At and for the Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation Table - Non-GAAP Financial Information	(Dollars in Thousands Except Share Data)		(Dollars in Thousands Except Share Data)

Reported Pretax Income	$29,594	$21,645	$55,076	$41,124
Add:
Merger and restructuring expense	439	823	1,410	823
Operating Pretax Income	$30,033	$22,468	$56,486	$41,947
Effective tax rate	25.3%	24.4%	24.8%	24.5%
Provision for income taxes	7,590	5,473	14,008	10,289
Operating earnings after tax	$22,443	$16,995	$42,478	$31,658

Operating earnings per common share:
Basic	$0.25	$0.19	$0.48	$0.36
Diluted	$0.25	$0.19	$0.47	$0.35

Weighted average common shares outstanding during the period:
Basic	89,104,605	88,904,692	89,104,060	88,899,635
Diluted	89,612,781	89,222,315	89,590,267	89,201,912

Return on average assets *	0.77%	0.57%	0.72%	0.54%
Add:
Merger and restructuring expense (after-tax) *	0.01%	0.02%	0.02%	0.01%
Operating return on average assets *	0.78%	0.59%	0.74%	0.55%

Return on average tangible assets *	0.79%	0.59%	0.73%	0.56%
Add:
Merger and restructuring expense (after-tax) *	0.01%	0.02%	0.02%	0.01%
Operating return on average tangible assets *	0.80%	0.61%	0.75%	0.57%

Return on average stockholders' equity *	7.04%	5.49%	6.61%	5.18%
Add:
Merger and restructuring expense (after-tax) *	0.10%	0.21%	0.17%	0.10%
Operating return on average stockholders' equity *	7.14%	5.70%	6.78%	5.28%

Return on average tangible stockholders' equity *	8.85%	7.04%	8.34%	6.65%
Add:
Merger and restructuring expense (after-tax) *	0.13%	0.27%	0.21%	0.13%
Operating return on average tangible stockholders' equity *	8.98%	7.31%	8.55%	6.78%

* Ratios at and for the three months and six months ended are annualized.

	At and for the Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(Dollars in Thousands)

Net income, as reported	$22,026	$19,100	$17,536	$20,142	$16,372

Average total assets	$11,402,934	$11,543,330	$11,580,572	$11,451,338	$11,453,394
Less: Average goodwill and average identified intangible assets, net	256,508	257,941	259,496	261,188	262,859
Average tangible assets	$11,146,426	$11,285,389	$11,321,076	$11,190,150	$11,190,535

Return on average tangible assets (annualized)	0.79%	0.68%	0.62%	0.72%	0.59%

Average total stockholders’ equity	$1,252,055	$1,235,201	$1,232,527	$1,216,037	$1,193,385
Less: Average goodwill and average identified intangible assets, net	256,508	257,941	259,496	261,188	262,859
Average tangible stockholders’ equity	$995,547	$977,260	$973,031	$954,849	$930,526

Return on average tangible stockholders’ equity (annualized)	8.85%	7.82%	7.21%	8.44%	7.04%

Total stockholders’ equity	$1,254,171	$1,240,182	$1,221,939	$1,230,362	$1,198,480
Less:
Goodwill	241,222	241,222	241,222	241,222	241,222
Identified intangible assets, net	14,600	16,030	17,461	19,162	20,830
Tangible stockholders' equity	$998,349	$982,930	$963,256	$969,978	$936,428

Total assets	$11,568,745	$11,519,869	$11,905,326	$11,676,721	$11,635,292
Less:
Goodwill	241,222	241,222	241,222	241,222	241,222
Identified intangible assets, net	14,600	16,030	17,461	19,162	20,830
Tangible assets	$11,312,923	$11,262,617	$11,646,643	$11,416,337	$11,373,240

Tangible stockholders’ equity to tangible assets	8.82%	8.73%	8.27%	8.50%	8.23%

Tangible stockholders' equity	$998,349	$982,930	$963,256	$969,978	$936,428

Number of common shares issued	96,998,075	96,998,075	96,998,075	96,998,075	96,998,075
Less:
Treasury shares	7,039,136	7,037,610	7,019,384	7,015,843	7,373,009
Unvested restricted shares	854,334	855,860	880,248	883,789	713,443
Number of common shares outstanding	89,104,605	89,104,605	89,098,443	89,098,443	88,911,623

Tangible book value per common share	$11.20	$11.03	$10.81	$10.89	$10.53

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